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                                       Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                ROCHESTER TELEPHONE CORPORATION
     (Exact name of registrant as specified in its charter)

               NEW YORK                     16-0613330
     (State or other jurisdiction           (I.R.S. Employer
     of incorporation or organization)      Identification No.)
     --------------------------------       -------------------

    180 South Clinton Avenue Rochester, New York 14646-0700
    (Address of Principal Executive Offices)     (Zip Code)

                ROCHESTER TELEPHONE CORPORATION
              RESTATED EXECUTIVE STOCK OPTION PLAN
                    (Full title of the Plan)

                   Josephine S. Trubek, Esq.
                      Corporate Secretary
                Rochester Telephone Corporation
                    180 South Clinton Avenue
                 Rochester, New York 14646-0700
                         (716) 777-6713
    --------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
    --------------------------------------------------------

                            Copy to:
                     John T. Pattison, Esq.
                       Managing Attorney
                Rochester Telephone Corporation
                    180 South Clinton Avenue
                 Rochester, New York 14646-0995

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                        CALCULATION OF REGISTRATION FEE

  Title of                       Proposed         Proposed          Amount of
Securities to  Amount to be  Maximum Offering  Maximum Aggregate  Registration
be Registered   Registered   price per share*    Offering Price*      Fee
- ------------- ------------- ------------------ ------------------ ------------
Common Stock    1,400,000**       $22.50        $31,500,000        $10,862
$1.00 par value

* Inserted solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices for the registrant's Common Stock on the New York Stock Exchange reported as of July 6, 1994.

** These shares are in addition to shares previously registered pursuant to Registration Statement No. 33-67432.

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    Registration Statement No. 33-67432 on Form S-8 relating to the Rochester Telephone Corporation Executive Stock Option
Plan, including all amendments thereto, is hereby incorporated by reference in this Registration Statement, and any subsequent amendments thereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of any such amendments.

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                          SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on July 8, 1994.

                             ROCHESTER TELEPHONE CORPORATION


                                 /s/ Louis L. Massaro
                             By: ----------------------------
                                  Louis L. Massaro
                                  Corporate Vice President
                                  and Treasurer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                  /s/ Ronald L. Bittner
Date:  July 8, 1994          By: ----------------------------
                                  Ronald L. Bittner
                                  Chairman, President, Chief
                                  Executive Officer and
                                  Director

                                 /s/ Louis L. Massaro
Date:  July 8, 1994          By: ----------------------------
                                  Louis L. Massaro
                                  Corporate Vice President
                                  and Treasurer
                                  (Principal Financial and
                                   Accounting Officer)

Date:   July 8, 1994         By: /s/ Patricia C. Barron *
                                 ----------------------------
                                  Patricia C. Barron
                                  Director

Date:  July 8, 1994          By: /s/ John R. Block*
                                 ----------------------------
                                  John R. Block
                                  Director

Date:  July 8, 1994          By: /s/ Harlan D. Calkins*
                                 ----------------------------
                                 Harlan D. Calkins
                                 Director

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Date:  July 8, 1994          By: /s/ Brenda E. Edgerton*
                                 ----------------------------
                                  Brenda E. Edgerton
                                  Director

Date:  July 8, 1994          By: /s/ Jairo A. Estrada*
                                 ----------------------------
                                  Jairo A. Estrada
                                  Director

Date:  July 8, 1994          By: /s/ Daniel E. Gill*
                                 ----------------------------
                                  Daniel E. Gill
                                  Director

Date:  July 8, 1994          By: /s/ Alan C. Hasselwander*
                                 ----------------------------
                                  Alan C. Hasselwander
                                  Director

Date:  July 8, 1994          By: /s/ Douglas H. McCorkindale*
                                 ----------------------------
                                  Douglas H. McCorkindale
                                  Director

Date:  July 8, 1994          By: /s/ Richard P. Miller, Jr.*
                                 ----------------------------
                                  Richard P. Miller, Jr.
                                  Director

Date:  July 8, 1994          By: /s/ Dr. Leo J. Thomas*
                                 ----------------------------
                                  Dr. Leo J. Thomas
                                  Director

Date:  July 8, 1994          By: /s/ Michael T. Tomaino*
                                 ----------------------------
                                  Michael T. Tomaino
                                  Director

                       /s/ Louis L. Massaro
                *By: --------------------------
                        Louis L. Massaro
                        Attorney-In-Fact
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    The Plan.  Pursuant to the requirements of the Securities
Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on July 8, 1994.

                             ROCHESTER TELEPHONE CORPORATION
                             RESTATED EXECUTIVE STOCK OPTION
                             PLAN



                              /s/ Janet F. Sansone
                          By: -------------------------
                              Janet F. Sansone
                              Corporate Vice President

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                         EXHIBIT INDEX



Exhibit No.   Description

   5     Opinion of John T. Pattison, Esq.              Herewith
         as to legality of Plan and Common Stock

  23-1   Consent of John T. Pattison, Esq. is
         contained in his opinion filed as
         Exhibit 5 to this Registration Statement

  23-2   Consent of Price Waterhouse,                   Herewith
         independent accountants

  24     Powers of Attorney                             Herewith


(90ED)